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                                                                    Exhibit 10.2

         THIS AGREEMENT is made as of the 28th day of January 1997 by and between Mikhail Leibov, residing at 11 Golar Drive, Monsey, New York 10952 ("Leibov"), and Telcom Group USA, Inc., a Delaware corporation having an office for the transaction of business at 780 Third Avenue, New York, New York 10017 (the "Investor").

         WHEREAS, the parties heretofore executed an option agreement (the "Option Agreement") dated as of the 23rd day of July, 1996, pursuant to which Leibov granted to the Investor an option (the "Option") to purchase 105 shares (the "Option Shares") of the 140 ordinary registered shares of ZAO Corbina Telecommunications (the "Company") at an exercise price of $190,000 (the "Purchase Price"); and

         WHEREAS, Leibov has heretofore borrowed principal amounts from the Investor in the aggregate amount of $190,000; and

         WHEREAS, the Investor desires to exercise the Option, and pay the Purchase Price by canceling and returning to Leibov the promissory notes that he made and issued to the Investor as evidence of his obligation to repay the aggregate principal amount of $190,000 to the Investor; and

         WHEREAS, Leibov is willing to effectuate the exercise of the Option in such manner,

         NOW, THEREFORE, in consideration of the foregoing, and the mutual terms and conditions hereinbelow set forth, it is agreed by the parties, as follows:

         1. Exercise of Option. The Investor hereby exercises its Option, and hereby purchases the Option Shares from Leibov.

         2. Payment of Purchase Price.

                  (a) Return of Canceled Promissory Notes. Leibov hereby acknowledges receipt from the Investor of the following promissory notes (the "Notes"), each of which has been marked "canceled," that he heretofore made and issued to the Investor as evidence of his indebtedness to the Investor in the aggregate principal amount of $190,000:

                           (i) a promissory note dated July 23, 1996 payable on
demand to the order of the Investor in the principal amount of $30,000, and bearing interest on said principal at the rate of 8% per annum;
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                           (ii) a promissory note dated July 26, 1996 payable on
demand to the order of the Investor in the principal amount of $27,500, and bearing interest on said principal at the rate of 8% per annum;

                           (iii) a promissory note dated July 29, 1996 payable
on demand to the order of the Investor in the principal amount of $62,500, and bearing interest on said principal at the rate of 8% per annum;

                           (iv) a promissory note dated September 5, 1996
payable on demand to the order of the Investor in the principal amount of $25,000, and bearing interest on said principal at the rate of 8% per annum;

                           (v) a promissory note dated October 1 1996 payable on
demand to the order of the Investor in the principal amount of $20,000, and bearing interest on said principal at the rate of 8% per annum; and

                           (vi) a promissory note dated November 20, 1996
payable on demand to the order of the Investor in the principal amount of $25,000, and bearing interest on said principal at the rate of 8% per annum.

                  (b) Acknowledgement of Payment of Purchase Price. Leibov hereby acknowledges and agrees that the return of the Notes, and the cancellation of his indebtedness to the Investor in the aggregate principal amount of $190,000 in connection therewith, constitutes full payment of the Purchase Price.

         3. Amendment and Re-Registration of the Company's Charter. Leibov hereby covenants and agrees that, he will cause the Company's Charter to be amended, and as so amended, to be re-registered with the appropriate governmental authorities, to record the Investor's ownership of the Option Shares.

         4. Payment of Accrued Interest. The parties agree that (a) interest in the aggregate amount of $7,566 has accrued on Leibov's aforementioned indebtedness to the Investor pursuant to the Notes; and (b) payment of such accrued interest shall be due and owing by Leibov the Company 30 days after the date of commencement of the term of his employment by the Investor pursuant to a written employment agreement.

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         5. Further Assurances. Each of the parties hereby covenants that he and/or it shall execute such instruments and documents, and shall undertake such acts as may be reasonably required in order to give effect to or implement any term, covenant or condition of this Agreement. The provisions of this section shall be enforceable for a period of one year following the date first above written.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             TELCOM GROUP USA, INC.



                                             By: _____________________________
                                                 Ronald G. Nathan, President




                                                 _____________________________
                                                 Mikhail Leibov


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